Exhibit 2.2

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 18, 2017 (this “Amendment”), amends, supplements and modifies that certain Agreement and Plan of Reorganization, dated as of November 21, 2016, as amended January 24, 2017, (the “Agreement”), and is made by and among ACNB CORPORATION (“ACNB”), ACNB SOUTH ACQUISITION SUBSIDIARY, LLC (“Acquisition Subsidiary”), ACNB BANK (“ACNB Bank”), NEW WINDSOR BANCORP, INC. (“NW Bancorp”), and NEW WINDSOR STATE BANK (“NWS Bank”) (each a “Party”, all parties are collectively referred to as the “Parties”).

BACKGROUND

A.                                All capitalized terms used in this Amendment that are not otherwise defined shall have the same respective meanings as assigned to those terms in the Agreement.

B.                                 The Parties are party to the Agreement, pursuant to which NW Bancorp will merge with and into Acquisition Subsidiary upon the terms and conditions of the Agreement.

C.                                 The boards of directors of the Parties, have each duly, as required by law and the Agreement, approved and adopted the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties, and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties intending to be legally bound hereby, do agree as follows:

1.                                    Amendment to Section 1.02(k). Section 1.02(k) of the Agreement is hereby amended and modified to read in full and its entirety:

(k)      Effective Election.  Any Election shall be properly made only if the Exchange Agent shall have actually received a properly completed Election Form by a holder of NW Bancorp Common Stock by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates representing shares of NW Bancorp Common Stock (a “NW Bancorp Certificate”) (or customary affidavits and if required pursuant to Section 2.01(m)(ix), indemnification regarding the loss, theft or destruction of such NW Bancorp Certificate or the guaranteed delivery of such NW Bancorp Certificate) representing all shares of NW Bancorp Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to (i) determine whether any Election, modification or revocation is received, (ii) determine whether any Election, modification or revocation has been properly made, and (iii) disregard immaterial defects in any Election Form. Good faith determinations made by the Exchange Agent regarding such matters shall be binding and conclusive. Neither ACNB, NW Bancorp, nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form. In the event that the Merger is not consummated and this Agreement is terminated, NW Bancorp Certificates delivered in connection with an Election shall be promptly (and in any event not later than five (5) business days after termination of this Agreement) be returned to the submitting holder.

2.                                    Amendment to Section 1.02(m)(iii). Section 1.02(m)(iii) of the Agreement is hereby amended and modified to read in full and its entirety:

(iii)                          Exchange Procedures.  As soon as reasonably practicable after the Effective Time (and in any case no later than five (5) business days thereafter), ACNB shall cause the Exchange Agent to mail to each record holder of a NW Bancorp Certificate who did not previously submit a properly completed Election Form a letter of transmittal which shall specify that delivery of the NW Bancorp Certificates shall be effected, and risk of loss and title to the NW Bancorp Certificates shall pass, only upon delivery of the NW Bancorp Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as ACNB may reasonably specify and instructions for effecting the surrender of such NW Bancorp Certificates in exchange for the Merger Consideration. Upon surrender of a NW Bancorp Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such NW Bancorp Certificate shall be entitled to receive in exchange therefor (A) a certificate representing, in the aggregate, the whole number of shares of ACNB Common Stock that such holder has the right to receive pursuant to Section 1.02(i)(iii)  and/or (B) a check in the amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to Sections 1.02(i)(iii) and (iv). No interest will be paid or will accrue on any cash payment pursuant to Sections 1.02(i)(iii) and (iv). In the event of a transfer of ownership of NW Bancorp Common Stock which is not registered in the transfer records of NW Bancorp, a certificate representing, in the aggregate, the proper number of shares of ACNB Common Stock pursuant to Section 1.02(i)(iii) and/or a check in the proper amount pursuant to Sections 1.02(i)(iii) and (iv) may be issued with respect to such NW Bancorp Common Stock, as the case may be, to such a transferee if the NW Bancorp Certificate formerly representing such shares of NW Bancorp Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

3.                                    Reaffirmation of Agreement as Amended. The Agreement remains in full force and effect as amended, modified, and supplemented by this Amendment. This Amendment shall be an amendment and modification as contemplated in Section 8.03 of the Agreement.

4.                                    Captions. The captions contained in this Amendment are for reference purposes only and are not part of this Amendment.

5.                                    Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  This Amendment shall become binding when one or more counterparts hereof individually or taken together, shall bear the signature of all the persons reflected hereon as the signatories.  A facsimile, electronic, or similar reproduction of a signature by one or any of the undersigned shall be treated as an execution in writing for purposes of the execution of this Amendment.

6.                                    Severability. If any provision of this Amendment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party, and shall be enforced to the greatest extent permitted by law.

7.                                    Governing Law. This Amendment shall be governed by and construed in accordance with the domestic internal law (without regard to its conflicts of law principles) of the Commonwealth of Pennsylvania except to the extent that the Federal laws of the United States of America shall apply.

8.                                    Entire Agreement; Amendments. The Agreement and this Amendment (together with the Exhibits, Annexes and Schedules referenced herein) together embody the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof. The Agreement and this Amendment and the agreements contained herein may be amended or modified only by an instrument of equal formality signed by the Parties or their duly authorized agents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:		ACNB CORPORATION

/s/ Lynda L. Glass	BY:	/s/ Thomas A. Ritter
Thomas A. Ritter,
President and Chief Executive Officer

ATTEST:		ACNB SOUTH ACQUISITION
SUBSIDIARY, LLC

/s/ Lynda L. Glass	BY:	/s/ Thomas A. Ritter
Thomas A. Ritter
ACNB Corporation, Member

ATTEST:		ACNB BANK

/s/ Lynda L. Glass	BY:	/s/ James P. Helt
James P. Helt
President

ATTEST:		NEW WINDSOR BANCORP, INC.

/s/ Debra L. Shaughney	BY:	/s/ Tom N. Rasmussen
Tom N. Rasmussen,
President and Chief Executive Officer

ATTEST:		NEW WINDSOR STATE BANK

/s/ Debra L. Shaughney	BY:	/s/ Tom N. Rasmussen
Tom N. Rasmussen,
President and Chief Executive Officer

Signature Page to Amendment No. 2 to Agreement and Plan of Reorganization